UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 8, 2021

McCormick & Company, Incorporated

(Exact name of registrant as specified in its charter)

Maryland	001-14920	52-0408290
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

24 Schilling Road, Suite 1 Hunt Valley, Maryland	21031
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (410) 771-7301

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock	MKC-V	New York Stock Exchange
Common Stock Non-Voting	MKC	New York Stock Exchange

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Principal Accounting Officer

On August 8, 2021, Christina M. McMullen, Vice President & Controller, provided notice of her intention to retire from McCormick & Company, Incorporated (the “Registrant”) as of November 30, 2021. As part of the transition, Ms. McMullen will step down from her role as Vice President & Controller, and the Registrant’s Principal Accounting Officer, as of August 31, 2021. From that date until her retirement, Ms. McMullen will assist with the transition to her successor.

Appointment of Principal Accounting Officer

On August 9, 2021, Gregory P. Repas was appointed Vice President & Controller, and the Registrant’s Principal Accounting Officer, effective as of August 31, 2021. These positions will not be executive officer roles within the Registrant. Mr. Repas joined the Registrant as Vice President and Assistant Controller in April 2017. Prior to that date, he was Vice President - Chief Accounting Officer for Algeco Scotsman Holdings S.À R.L from January 2014 to April 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

McCORMICK & COMPANY, INCORPORATED

	By:	/s/ Jeffery D. Schwartz
Date: August 12, 2021		Jeffery D. Schwartz
Vice President, General Counsel and Secretary